Calculation of Filing Fee Tables
F-3
TRINITY BIOTECH PLC
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Ordinary shares, par value $0.0001 per share	Other	3,359,022,000	$ 0.03086	$ 103,659,418.92	0.0001381	$ 14,315.37
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 103,659,418.92		$ 14,315.37
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 5,402.97
			Net Fee Due:						$ 8,912.40
Offering Note
[1]	a. The Ordinary Shares registered hereby are evidenced by American Depositary Shares ("ADSs"). ADSs (evidenced by American Depositary Receipts, each representing 20 Ordinary Shares, par value $0.0001 per share), have been registered on separate registration statements on Form F-6 filed on January 27, 2026 (File No. 333-292980). b. Represents (i) 2,865,046,434 Ordinary Shares represented by 143,252,322 ADSs that may be acquired by a selling shareholder upon conversion of a convertible note and (ii) 493,973,523 Ordinary Shares represented by 24,698,676 ADSs that may be acquired by a selling shareholder pursuant to a conversion rights agreement entered into on December 22, 2025 (collectively, the "Conversion Shares"). c. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended, based on the average of the high and low sales prices of the registrant's ADSs on Nasdaq on May 8, 2026, in accordance with Rule 457(c) under the Securities Act of 1933, as amended. The Ordinary Shares registered hereby are evidenced by ADSs, and the proposed maximum offering price per Ordinary Share has been derived by dividing the ADS market price by 20, because each ADS represents 20 Ordinary Shares. No additional consideration is payable upon conversion of the Conversion Shares by the selling shareholders. d. This registration statement was initially filed with the Securities and Exchange Commissions on January 15, 2026 as a Registration Statement on Form F-1 (File No. 333-292753)(the "Prior Registration Statement") to register the Conversion Shares, at which time a filing fee of $5,402.97, computed in accordance with Rule 457 under the Securities Act, was paid. The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement. e. The registration statement also includes an indeterminate number of Ordinary Shares underlying the ADSs that may become issuable to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	TRINITY BIOTECH PLC	F-1	333-292753	01/15/2026		$ 5,402.97	Equity	Ordinary shares, par value $0.0001 per share	1,117,818,000	$ 39,123,630.00
Fee Offset Sources		TRINITY BIOTECH PLC	F-1	333-292753		01/15/2026						$ 5,402.97
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Registrant has terminated or completed any offerings that included the unsold securities under the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date